Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
July 24, 2006		Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
SECOND QUARTER RESULTS
Malvern, PA — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.76 per share for the quarter ended June 30, 2006, compared to $0.51 per share (diluted) for the quarter ended June 30, 2005. For the six-month period ended June 30, 2006, net income per common share (diluted) was $1.76, compared to $1.03 for the same period in 2005.
Funds from operations available to common shareholders (diluted) (“FFO”) for the second quarter of 2006 was $0.80 per share, compared to $0.84 per share for the second quarter of 2005. Operating results for the second quarter of 2006 included lease termination fees of $3.8 million, or approximately $0.04 per share diluted FFO. FFO per share for the six-month period ended June 30, 2006 was $1.57 per share compared to $1.65 for the same period in 2005. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
“We are very pleased with our results across all fronts during the second quarter,” said Bill Hankowsky, Liberty’s chairman and chief executive officer. “Our teams leased more than six million square feet of space, resulting in a significant occupancy increase. Rents on new and renewal leases signed in the quarter increased over previous rents, consistent with the growing strength we are seeing in most of our markets. We continue to increase the value of our development pipeline, which is generating new product at returns approaching double-digits. We also continued to sell properties into a strong market, reaping meaningful gains while capitalizing on the opportunity to upgrade and reposition our portfolio. And finally, we executed two major recapitalization transactions of Comcast Center and of Liberty’s Chicago portfolio.”
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LRY Second Quarter 2006 Results

Real Estate Investments
Dispositions and Joint Venture Activity: During the second quarter, Liberty sold 14 operating properties containing 942,000 square feet for $101.7 million. The properties sold consist of seven flex buildings totaling 192,000 square feet in suburban Detroit; four office buildings totaling 263,000 square feet in Greensboro, North Carolina; one 65,000 square foot flex building in Mt. Laurel, New Jersey; and two office buildings totaling 421,000 square feet in Greenville, South Carolina.
The company also sold six operating properties totaling 2.1 million square feet and 104 acres of land to a newly-formed joint venture in which Liberty holds a 25% interest, for $125.0 million. These properties represent Liberty’s entire Chicago portfolio. New York State Common Retirement Fund holds the remaining 75% interest in the joint venture, called Liberty Illinois, LP.
In addition, Liberty Venture I, LLC, a joint venture of Liberty’s southern New Jersey industrial properties in which Liberty holds a 25% interest, sold two operating properties containing 143,000 square feet for $9.0 million.
During the quarter Liberty entered into a joint venture with a subsidiary of Commerzbank AG, selling an 80% interest in Comcast Center upon its completion and stabilization. The transaction values the property at $505 million, and in addition allocates approximately $10 million for closing costs and for future refurbishment costs. In connection with the transaction, the joint venture has obtained a $324 million forward loan commitment.
Development: During the second quarter, Liberty brought into service seven development properties totaling 566,000 square feet. At quarter-end the properties were 97.1% leased at a yield of 9.9% on the company’s investment of $77.3 million.
During the second quarter, Liberty began development of seven properties totaling 953,000 square feet, with an expected total investment of $145.2 million. The properties consist of a 450,000 square foot headquarters for GMAC Mortgage Corporation in Fort Washington, Pennsylvania; a 120,000 square foot office project 100% leased to Reed Technology and Information Services, Inc. in Horsham, Pennsylvania; a 168,000 square foot distribution building and a 76,000 square foot office project in Hampton Roads, Virginia; two flex buildings totaling 83,000 square feet in Tampa, Florida; and a 56,000 square foot office building in Eden Prairie, Minnesota.
In addition, Liberty Illinois, LP began construction on two distribution buildings totaling 796,000 square feet in Aurora, Illinois. The total investment in these projects, which are 26% pre-leased, is expected to be $39.8 million.
As of June 30, Liberty had 6.2 million square feet of wholly-owned and joint venture properties under development. This activity represents a total investment of $924.9 million, with an expected yield of 8.9%. The properties were 41.1% leased at quarter-end.
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LRY Second Quarter 2006 Results

Acquisitions: During the second quarter, Liberty acquired 1100 Virginia Drive, also known as the Fort Washington Expo Center, in Fort Washington, Pennsylvania. The property is an 850,000 square foot building, of which 297,000 square feet is occupied by two tenants. Of the remaining square feet, a portion will be demolished, and 450,000 square feet will be redeveloped for the above-referenced headquarters for GMAC Mortgage Corporation. The 297,000 square feet remaining in operation represents a total investment of $27.6 million, and is yielding 10.2%.
Portfolio Performance
Leasing: At June 30, 2006, Liberty’s in-service portfolio of 63.6 million square feet was 92.8% occupied, compared to 91.6% at March 31, 2006 and 89.9% at June 30, 2005.
Same Store Performance: Property level operating income for same store properties increased by 1.0% on a cash basis and 0.3% on a straight line basis for the second quarter of 2006 compared to the same quarter in 2005. For the six-month period ended June 30, 2006, property level operating income increased 1.0% on a cash basis and 0.6% on a straight line basis compared to the same period in 2005.
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 64 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investor section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eshoemaker@libertyproperty.com.
Liberty will host a conference call during which management will discuss second quarter results, on Tuesday, July 25, 2006, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 1792193. The call can also be accessed live via the Internet on the Investor Relations page of Liberty’s web site at www.libertyproperty.com for one week following the call.
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LRY Second Quarter 2006 Results

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
June 30, 2006
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year to Date
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Operating Revenue
Rental	$119,519	$122,623	$235,096	$233,871
Operating expense reimbursement	49,446	45,168	99,113	91,200

Total operating revenue	168,965	167,791	334,209	325,071

Operating Expenses
Rental property	34,694	32,037	70,786	67,147
Real estate taxes	18,152	16,254	35,338	31,384
General and administrative	11,501	9,559	21,517	18,001
Depreciation and amortization	37,323	35,226	73,041	67,553

Total operating expenses	101,670	93,076	200,682	184,085

Operating Income	67,295	74,715	133,527	140,986

Other Income/Expense
Interest and other	2,222	2,616	4,418	4,745
Interest	(29,628)	(31,095)	(60,449)	(60,572)

Total other income/expense	(27,406)	(28,479)	(56,031)	(55,827)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	39,889	46,236	77,496	85,159
Gain/(loss) on property dispositions, including impairment	17,438	(4,524)	17,483	(4,929)
Income taxes	(235)	(911)	(610)	(1,445)
Minority interest	(5,839)	(4,995)	(10,396)	(9,118)
Equity in earnings of unconsolidated joint ventures	741	182	916	2,202

Income from continuing operations	51,994	35,988	84,889	71,869

Discontinued operations net of minority interest (including net gain on property dispositions of $16,550 and $7,244 for the quarters ended June 30, 2006 and 2005 and $76,080 and $14,420 for the six month periods ended June 30, 2006 and 2005)	16,456	8,569	73,988	18,289

Net Income	$68,450	$44,557	$158,877	$90,158

Basic income per common share
Continuing operations	$0.58	$0.41	$0.95	$0.83

Discontinued operations	$0.19	$0.10	$0.84	$0.21

Total basic income per common share	$0.77	$0.51	$1.79	$1.04

Diluted income per common share
Continuing operations	$0.58	$0.41	$0.94	$0.82

Discontinued operations	$0.18	$0.10	$0.82	$0.21

Total diluted income per common share	$0.76	$0.51	$1.76	$1.03

Weighted average shares
Basic	88,934	86,685	88,587	86,278

Diluted	90,324	88,134	90,101	87,716

Liberty Property Trust
Statement of Funds From Operations
June 30, 2006
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year to Date
	June 30, 2006		June 30, 2005		June 30, 2006		June 30, 2005
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$68,450	$0.77	$44,557	$0.51	$158,877	$1.79	$90,158	$1.04

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	763		286		1,316		652
Depreciation and amortization	37,809		37,085		74,400		71,783
Gain on property dispositions	(34,649)		(6,740)		(94,295)		(15,607)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(176)		(1,185)		681		(2,211)

Funds from operations available to common shareholders — basic	$72,197	$0.81	$74,003	$0.85	$140,979	$1.59	$144,775	$1.68

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$68,450	$0.76	$44,557	$0.51	$158,877	$1.76	$90,158	$1.03

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	763		286		1,316		652
Depreciation and amortization	37,809		37,085		74,400		71,783
Gain on property dispositions	(34,649)		(6,740)		(94,295)		(15,607)
Minority interest excluding preferred unit distributions and excess of preferred redemption over carrying amount	3,210		1,797		6,792		3,652

Funds from operations available to common shareholders — diluted	$75,583	$0.80	$76,985	$0.84	$147,090	$1.57	$150,638	$1.65

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	88,934		86,685		88,587		86,278
Dilutive shares for long term compensation plans	1,390		1,449		1,514		1,438

Diluted shares for net income calculations	90,324		88,134		90,101		87,716
Weighted average common units	3,653		3,517		3,586		3,592

Diluted shares for funds from operations calculations	93,977		91,651		93,687		91,308

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
June 30, 2006
(In thousands, except share amounts)

	June 30, 2006	December 31, 2005
	(Unaudited)
Assets
Real estate:
Land and land improvements	$636,896	$627,914
Building and improvements	3,640,731	3,716,958
Less: accumulated depreciation	(767,632)	(743,346)

Operating real estate	3,509,995	3,601,526

Development in progress	405,921	324,924
Land held for development	166,429	158,653

Net real estate	4,082,345	4,085,103

Cash and cash equivalents	37,762	61,629
Restricted cash	17,728	29,085
Accounts receivable	29,034	14,761
Deferred rent receivable	69,787	72,818
Deferred financing and leasing costs, net of accumulated amortization (2006, $116,701; 2005, $106,752)	119,184	120,904
Investment in unconsolidated joint ventures	44,663	33,522
Assets held for sale	10,080	22,934
Prepaid expenses and other assets	146,977	56,773

Total assets	$4,557,560	$4,497,529

Liabilities
Mortgage loans	$210,057	$238,728
Unsecured notes	1,755,000	1,755,000
Credit facility	214,480	255,450
Accounts payable	37,695	32,919
Accrued interest	35,312	34,892
Dividend payable	57,313	56,490
Other liabilities	154,566	161,735

Total liabilities	2,464,423	2,535,214

Minority interest	270,601	253,133

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 191,200,000 shares authorized, 89,610,011 (includes 59,100 in treasury) and 88,415,764 (includes 59,100 in treasury) shares issued and outstanding as of June 30, 2006 and December 31, 2005, respectively	89	88
Additional paid-in capital	1,857,672	1,799,068
Accumulated other comprehensive income	15,458	9,906
Distributions in excess of net income	(49,356)	(98,553)
Common shares in treasury, at cost, 59,100 shares as of June 30, 2006 and December 31, 2005, respectively	(1,327)	(1,327)

Total shareholders’ equity	1,822,536	1,709,182

Total liabilities & shareholders’ equity	$4,557,560	$4,497,529